Exhibit 99.1

WAVE Life Sciences Appoints Keith Regnante as Chief Financial Officer

CAMBRIDGE, Mass.— August 17, 2016— WAVE Life Sciences Ltd. (NASDAQ: WVE), a genetic medicines company focused on developing stereopure nucleic acid therapies for patients impacted by rare diseases, today announced that it has appointed Keith Regnante as the company’s Chief Financial Officer. Mr. Regnante will provide strategic direction and bring substantial management experience to WAVE’s finance and operations functions.

“We are thrilled to have Keith join us at this exciting time in WAVE’s history, as we are scaling both our organization and our portfolio. WAVE is preparing to file two INDs by year-end and plans to have three programs in the clinic in the second half of 2017,” said Paul Bolno, M.D., MBA, President and Chief Executive Officer of WAVE Life Sciences. “Keith’s extensive experience building R&D-focused organizations, specifically in neurology and rare diseases, driving shareholder value and providing financial leadership to clinical program teams will be extremely valuable for our continued growth and evolution.”

Mr. Regnante joins WAVE with significant financial experience in leadership roles at life sciences companies. Prior to joining WAVE, he was a Vice President of Finance at Shire where he oversaw finance for R&D, a $1 billion global organization. In this role, he served on the R&D, Pipeline, and Finance Leadership Teams. Prior to Shire, Mr. Regnante held a number of positions of increasing responsibility at Biogen, including leading the finance teams for Corporate Finance, R&D, and Business Development. At Biogen, in addition to serving on the Investor Relations team, he served on teams that closed several significant, high-profile transactions, including the company’s merger with IDEC and its in-licensing and eventual acquisitions of the company’s multi-billion dollar multiple sclerosis drugs, TYSABRI and TECFIDERA. Earlier in his career, Mr. Regnante was a Consultant with The Boston Consulting Group. He received his MBA from the MIT Sloan School of Management and is a Phi Beta Kappa graduate of Tufts University with a BA in Economics.

“WAVE has the potential to revolutionize the treatment of genetic diseases through its precisely targeted nucleic acid candidates, and I’m delighted to join this passionate and committed team,” said Mr. Regnante. “I look forward to contributing to the growth and expansion of the company’s pipeline, its anticipated INDs for Huntington’s disease this year, and six clinical programs by 2018.”

About WAVE Life Sciences

At WAVE Life Sciences, we are driven by an unwavering passion and commitment to deliver on our mission of confronting challenging diseases by developing transformational therapies and empowering patients. We are utilizing our innovative and proprietary synthetic chemistry drug development platform to design, develop and commercialize stereopure nucleic acid therapeutics that precisely target the underlying cause of rare and other serious genetically defined diseases. Given the versatility of our chemistry platform, WAVE’s deep, diverse pipeline spans multiple modalities including antisense, exon-skipping, and single-stranded RNAi. For more information, please visit www.wavelifesciences.com and follow us on Twitter at @WAVELifeSci and LinkedIn.

Forward-Looking Information

This press release contains forward-looking statements, including statements relating to our research and development efforts, pipeline, clinical plans and timing, and expectations regarding our new executive. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will” and similar expressions, and are based on current beliefs and expectations. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks and uncertainties associated with drug development, the regulatory approval process and commercialization, the development and acceptance of therapies with new technologies, as well as other risks and uncertainties that are described in the Risk Factors section of our most recent annual or quarterly report filed with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Westwicke Partners

Chris Brinzey, 339-970-2843

chris.brinzey@westwicke.com

Media Contact:

Feinstein Kean Healthcare

Jess Rowlands, 202-729-4089

jessica.rowlands@fkhealth.com